Exhibit 99.1

                                             Unocal
                                             2141 Rosecrans Avenue, Suite 4000
                                             El Segundo, California 90245

                                             [UNOCAL 76 LOGO]

                                             NEWS RELEASE

                                             Contact:  Barry Lane (Media)
                                                       310-726-7731
                                                       Robert Wright (Investors)
                                                       310-726-7665

              Unocal reports record quarterly earnings; net up 39%
              ----------------------------------------------------
El Segundo, Calif., July 29, 2005 - Unocal Corporation (NYSE: UCL) today reported preliminary net earnings for the second quarter 2005 of $475 million, or $1.73 per share (diluted), 39 percent above the $341 million, or $1.25 per share (diluted), reported in the same period a year ago. The net earnings, the highest quarterly level in the company's history, included a number of special items discussed below in connection with Unocal's adjusted after-tax earnings.

Unocal's preliminary adjusted after-tax earnings for the second quarter 2005 were $488 million, or $1.77 per share (diluted). This compares with the Thomson/First Call mean of analyst estimates (published July 25, 2005) of $1.63 per share. In the second quarter 2004, Unocal's adjusted after-tax earnings were $231 million, or 86 cents per share (diluted). In the first quarter 2005, Unocal's adjusted after-tax earnings were $441 million, or $1.62 per share (diluted). Adjusted after-tax earnings are net earnings excluding special items (discussed below) and the cumulative effect of accounting changes.

CONSOLIDATED RESULTS (UNAUDITED)

     Millions of dollars except                  2nd Q       1st Q       2nd Q
      per share amounts                           2005        2005        2004

     Earnings from continuing operations         $440        $432        $267
     Earnings from discontinued operations         35          22          74
     Net earnings                                 475         454         341
        Less:  Special items in continuing
         operations                               (25)         11          54
        Less:  Special items in
         discontinued operations                   12           2          56
     Adjusted after-tax earnings                 $488        $441        $231
     DILUTED EARNINGS PER SHARE DATA
      (UNAUDITED)
     Net earnings per share:
        Continuing operations                   $1.60       $1.58       $0.98
        Discontinued operations                  0.13        0.08        0.27
     Total net earnings per share               $1.73       $1.66       $1.25
     Adjusted after-tax earnings per share      $1.77       $1.62       $0.86
     REVENUES FROM CONTINUING OPERATIONS
      (UNAUDITED)                              $2,213      $2,068      $1,858

"Unocal recorded another quarter of strong earnings as the company increased worldwide crude oil and natural gas production and benefited from continued strong crude oil and natural


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                                       2

gas prices and lower interest expense," said Charles R. Williamson, Unocal chairman and chief executive officer. "We initiated production from the final two major projects in our 2005 development pipeline - K2 in the deepwater Gulf of Mexico and the oil expansion project in Thailand."

Recent operational and financial highlights
-------------------------------------------
Some of Unocal's recent operational highlights and other developments include:

o Amended the merger agreement with Chevron Corporation (NYSE: CVX) to provide for increased merger consideration for the company's stockholders upon the closing of the merger; set a special stockholder meeting date of Aug. 10, 2005
o Entered into a definitive agreement to sell all of the stock of Unocal's Northrock Resources Ltd. subsidiary to Pogo Producing Company (NYSE: PPP) for US$1.8 billion in cash; assets account for less than 7 percent of Unocal's worldwide hydrocarbon reserves; Northrock had reserves of 110 million barrels-of-oil equivalent (BOE) at year-end 2004 and average daily production of 28,100 BOE in 2Q 2005; transaction expected to close in 3Q 2005
o Reduced total debt in the second quarter by $190 million to $2.54 billion
o Added $92 million during the second quarter to cash and cash equivalents balance, bringing total cash to $1.78 billion; net debt (debt minus cash and cash equivalents) reduced to $765 million
o Increased worldwide production during the second quarter by 14 percent, compared with 2Q 2004
o Began oil production from K2, an oil field located in deepwater Gulf of Mexico in Green Canyon block 562; first well placed on production has an initial flow rate of 8,600 BOE per day gross (Unocal, 12.5% working interest, 1,000 BOE per day net)
o Ramped up production from the Mad Dog deepwater Gulf of Mexico field
  (Unocal 15.6% working interest); 2Q exit rate from two wells of 37,000 BOE per day gross (Unocal, 5,000 BOE per day net)
o Encountered more than 300 feet of apparent hydrocarbon pay in a secondary objective at the Knotty Head well, located in Green Canyon block 512 in the Gulf of Mexico (Unocal, 25% working interest)
o Ramped up oil production from Phase 1 (Central Azeri) in the Azeri-Chirag-Gunashli development in the Caspian Sea (Unocal, 10.3% working interest), raising gross AIOC production at the end of the second quarter to approximately 275,000 BOE per day (Unocal, 25,400 BOE per day net)
o Successfully started up the second oil central processing platform (CPP) at the Pattani oil development in the Gulf of Thailand, putting the company on track to achieve our target of

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                                       3

  ramping up gross crude oil production to 40,000 barrels per day (b/d) in the third quarter 2005, up from 24,000 b/d at year-end 2004
o Began line fill of the 1,100-mile long Baku-Tbilisi-Ceyhan oil pipeline (Unocal, 8.9% working interest) from Azerbaijan to Turkey; first tanker from Ceyhan is expected to load in 4Q 2005

2Q 2005 financial and operating details
---------------------------------------
Unocal's second quarter 2005 adjusted after-tax earnings (compared with 2Q 2004) reflected higher worldwide crude oil and natural gas prices, higher international production, lower exploration and dry hole costs and lower interest expense. These positive factors were offset partially by lower North America natural gas production.

In the second quarter 2005, after-tax special items included a $12 million after-tax gain from the sale of Unocal's 76 Seadrift LLC subsidiary. This gain was offset by $25 million after-tax charges for environmental and litigation provisions. All of the special items are detailed in the Adjusted After-tax Earnings Reconciliation table included at the end of this news release.

Worldwide hydrocarbon liquids and natural gas production for the second quarter 2005 averaged 459,000 BOE per day, up nearly 14 percent from 404,000 BOE per day in the same period a year ago. The production increase was due primarily to higher liquids and natural gas production in Asia.

Second-quarter 2005 worldwide price realizations (including hedging activities) for natural gas averaged $4.20 per thousand cubic feet (mcf), up from $3.65 during the prior year's second quarter. The company's second quarter 2005 worldwide liquids price realizations (including hedging activities) were $47.94 per barrel, up from $32.61 in the second quarter 2004. Hedging activities in the 2005 second quarter decreased worldwide liquids realizations by 24 cents per barrel and had no impact on worldwide natural gas realizations.

Unocal's preliminary EBITDAX for the second quarter 2005 was $1.18 billion, or $4.28 per share (diluted). This compares with $762 million, or $2.74 per share (diluted), for the same period in 2004. EBITDAX is net earnings before interest, taxes, depreciation, depletion and amortization, impairments, exploration expenses, dry hole costs, special items, and the cumulative effect of accounting changes.

Six-months 2005 financial and operating details
-----------------------------------------------
Unocal's preliminary net earnings for the first six months 2005 were $929 million, or $3.39 per share (diluted), 52 percent above the $610 million, or $2.25 per share (diluted), reported in the same period a year ago.

Preliminary adjusted after-tax earnings for the first six months of 2005 were also $929 million, or $3.39 per share (diluted). This compares with $470 million, or $1.75 per share (diluted), reported for the first six months of 2004. All of the special items are detailed in the

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                                       4

Adjusted After-tax Earnings Reconciliation table included at the end of this news release.

CONSOLIDATED RESULTS (UNAUDITED)
                                                        For the Six Months
     Millions of dollars except                            Ended June 30,
      per share amounts                                2005              2004

     Earnings from continuing operations               $872              $522
     Earnings from discontinued operations               57                88
     Net earnings                                       929               610
        Less:  Special items in continuing
         operations                                     (14)               84
        Less:  Special items in
         discontinued operations                         14                56
     Adjusted after-tax earnings                       $929              $470
     DILUTED EARNINGS PER SHARE DATA
      (UNAUDITED)
     Net earnings per share:
        Continuing operations                         $3.18             $1.93
        Discontinued operations                        0.21              0.32
     Total net earnings per share                     $3.39             $2.25
     Adjusted after-tax earnings per share            $3.39             $1.75
     REVENUES FROM CONTINUING OPERATIONS
      (UNAUDITED)                                    $4,281            $3,633

Full-year 2005 production outlook
----------------------------------
Unocal currently expects worldwide average production for the full-year 2005 to exceed 430,000 BOE per day, compared with 440,000 BOE per day that was previously estimated. The change reflects the expected loss of production from the planned sale of Unocal's Northrock subsidiary in the third quarter 2005.

The company's updated 2005 net production outlook can be found in the Data Warehouse section of Unocal's Investor Relations web site, www.unocal.com.
This document provides additional detailed estimated ranges for the numerous areas of production, which describe the company's lowest and highest production estimates in those areas. In locations where Unocal is limited by market demand or pipeline capacity, the range is between the contract minimum and the highest past production or the estimated capacity limits of the producing assets.
A sensitivity factor is provided to adjust future production for the impacts of PSC adjustments due to changes in oil prices.

About Unocal Corporation
------------------------
Unocal is one of the world's leading independent natural gas and crude oil exploration and production companies. The company's principal oil and gas activities are in Asia and North America.

Financial database
------------------
Additional financial tables for the second quarter 2005 and the comparable prior periods are available in the company's "Quarterly Fact Book," which is posted in the Data Warehouse in the Investor Relations section of the company's web site. The Quarterly Fact Book is also available upon request from Unocal Investor Relations.

                                    * * * * *
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                                       5

Forward-Looking Statements; Preliminary 2005 Second Quarter and Six-Months
Results
-------
This news release contains forward-looking statements about matters such as Unocal's merger with Chevron, the pending sale of Unocal's western Canada exploration and production business, drilling, development and other plans for future operations, and production rates and timing. Although these statements are based upon Unocal's current expectations and beliefs, they are subject to known and unknown risks and uncertainties that could cause actual results and outcomes to differ materially from those described in, or implied by, the forward-looking statements, including stockholder approval of the Chevron merger and the effects on Unocal in the event that the Chevron merger is not completed; uncertainty as a result of the competing CNOOC Ltd. acquisition proposal; volatility in commodity prices; Unocal's ability to find or acquire commercially productive reservoirs and to develop and produce deepwater and other projects in a timely and cost-effective manner; the accuracy of Unocal's estimates and judgments regarding hydrocarbon resources and formations and reservoir performance; operational risks inherent in the exploration, development and production of oil and gas; the impact of environmental laws, permitting and licensing requirements and other regulations; international and domestic political and economic factors; and other factors discussed in Unocal's 2004 Annual Report on Form 10-K and subsequent reports filed or furnished by Unocal with the U.S. Securities and Exchange Commission (SEC).

Copies of Unocal's SEC filings are available from Unocal by calling 800-252-2233 or from the SEC by calling 800-SEC-0330. The reports are also available on the Unocal web site, www.unocal.com. Unocal undertakes no obligation to update the forward-looking statements in this news release to reflect future events or circumstances. All such statements are expressly qualified by this cautionary statement, which is provided pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange
Act of 1934.

In addition, disclosures in this news release, including in the attached tables, regarding Unocal's second quarter and first six months of 2005 financial results are preliminary and are subject to change in connection with Unocal's preparation and filing of its Form 10-Q for the three months ended
June 30, 2005.

Supplemental Non-GAAP Financial Measures
----------------------------------------
The news release includes certain "non-GAAP financial measures" as defined under SEC regulations: (1) adjusted after-tax earnings (net earnings excluding special items and cumulative effects of accounting changes) and (2) EBITDAX (net earnings before interest, taxes, depreciation, depletion and amortization, asset impairments, exploration expenses, dry hole costs, special items and cumulative effects of accounting changes).

Special items represent certain significant matters which positively or negatively impact net earnings and that management determines to be not representative of the company's ongoing operations. Examples include: gain/loss from major asset sales; environmental remediation costs related primarily to inactive, closed or previously owned company facilities and third party sites; costs or settlements associated with major restructuring plans; litigation settlement costs primarily associated with former company operations or closed/inactive facilities; significant impairments due to changes in commodity prices; material damage to company facilities or operations due to fire, explosion, earthquakes, storms or other "acts of god" not covered by insurance; certain costs associated with major acquisitions including litigation and significant trading derivatives; and insurance recoveries associated with former company operations or for costs incurred in prior years.

Unocal's management believes that adjusted after-tax earnings is a useful supplemental financial measure to investors and analysts because it facilitates a focus on the company's ongoing operations and allows for convenient comparisons to the company's prior reporting periods. Adjusted after-tax earnings is also used as a factor in calculating various performance measures in connection with payments under the company's annual bonus plan, and it is used by management as a factor in reviewing business unit performance. Unocal's management believes that EBITDAX is helpful to investors and analysts because it facilitates a comparison of companies like Unocal that use the "successful efforts" accounting method with other companies in the exploration and production industry that utilize the "full-cost" method of accounting.

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                                       6

Adjusted after-tax earnings and EBITDAX are not substitutes for net earnings determined in accordance with GAAP as a measure of profitability or other GAAP financial measures. Special items excluded from these non-GAAP measures do in fact positively or negatively impact net earnings. Other companies may define special items differently, and the Thomson/First Call mean of analyst estimates may not use a similar definition. Hence, these measures may not be comparable with similarly titled amounts reported by other companies or analyst estimates reported by Thomson/First Call.

A quantitative historical reconciliation of adjusted after-tax earnings and EBITDAX to GAAP net earnings is found in this news release, including certain of the tables accompanying the text.

                                    * * * * *


CONSOLIDATED EARNINGS (UNAUDITED)              For the          For the
                                             Three Months      Six Months
    Millions of dollars except              Ended June 30,    Ended June 30,
     per share amounts                       2005     2004     2005     2004

    Revenues
    Sales and operating revenues (a)        $2,161   $1,799   $4,200   $3,519
    Interest, dividends and miscellaneous
     income                                     42       19       51       30
    Gain on sales of assets                     10       40       30       84
          Total revenues                     2,213    1,858    4,281    3,633
    Costs and other deductions
    Crude oil, natural gas and product
     purchases (a)                             748      729    1,478    1,452
    Operating expense                          324      350      610      609
    Administrative and general expense          66       46      144      109
    Depreciation, depletion and
     amortization                              269      213      512      416
    Impairments                                  1        9        1       14
    Dry hole costs                              12       36       31       59
    Exploration expense                         36       41       66       85
    Interest expense                            32       46       65       87
    Property and other operating taxes          29       22       50       42
          Total costs and other deductions   1,517    1,492    2,957    2,873
    Earnings from equity investments            18       38       57       75
    Earnings from continuing operations
     before income taxes and minority
     interests                                 714      404    1,381      835
    Income taxes                               272      138      505      309
    Minority interests                           2       (1)       4        4
    Earnings from continuing operations        440      267      872      522
    Earnings from discontinued operations (b)   35       74       57       88
          Net earnings                        $475     $341     $929     $610
    Basic earnings per share of common
     stock (c)
          Continuing operations              $1.62    $1.00    $3.22    $1.98
          Discontinued operations             0.13     0.29     0.21     0.34
          Net earnings                       $1.75    $1.29    $3.43    $2.32
    Diluted earnings per share of common
     stock (d)
          Continuing operations              $1.60    $0.98    $3.18    $1.93
          Discontinued operations             0.13     0.27     0.21     0.32
          Net earnings                       $1.73    $1.25    $3.39    $2.25

    (a)  Includes crude oil buy/sell
         transactions settled in cash of:     $197     $210     $360     $462
    (b)  Net of tax expense (benefit)          $30      $36      $48      $46
    (c)  Basic weighted average shares
         outstanding  (in thousands)       271,993  263,916  271,219  262,945
    (d)  Diluted weighted average shares
     outstanding (in thousands)            274,811  277,754  274,057  277,232

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                                       7

    CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)

                                               At June 30,   At December 31,
    Millions of dollars                            2005             2004

    Assets
    Cash and cash equivalents                    $1,775            $1,160
    Assets held for sale                          1,372                --
    Other current assets - net                    1,551             1,770
    Investments and long-term receivables - net     720               777
    Properties - net                              7,806             8,819
    Goodwill                                         81               136
    Other assets                                    464               439
       Total assets                             $13,769           $13,101

    Liabilities and Stockholders' Equity
    Liabilities of assets held for sale            $411               $--
    Other current liabilities (a)                 2,345             2,581
    Long-term debt and capital leases             2,076             2,571
    Deferred income taxes                           591               839
    Accrued abandonment, restoration and
     environmental liabilities                      866               897
    Other deferred credits and
     liabilities                                  1,093               969
    Minority interests                               29                27

    Stockholders' equity                          6,358             5,217
       Total liabilities and
        stockholders' equity                    $13,769           $13,101

    (a)  Includes current portion of
         Long-term debt and capital leases of:      464               491

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                                       8

    CONSOLIDATED CASH FLOWS (UNAUDITED)              For the Six Months
                                                        Ended June 30,
    Millions of dollars                            2005               2004

    Cash Flows from Operating Activities
    Net earnings                                   $929              $610
    Adjustments to reconcile net earnings
     to net cash provided by operating
     activities
          Depreciation, depletion and
           amortization                             567               472
          Impairments                                 1                14
          Dry hole costs                             32                65
          Amortization of exploratory
           leasehold costs                           22                32
          Deferred income taxes                     119                (6)
          Gain on sales of assets                   (30)              (84)
          Gain on disposal of
           discontinued operations                  (23)              (84)
          Pension expense net of
           contributions                             47                44
          Other                                     (10)              (51)
    Working capital and other changes
     related to operations                          (22)              114
             Net cash provided by
              operating activities                1,632             1,126
    Cash Flows from Investing Activities
       Capital expenditures (includes dry
        hole costs)                                (873)             (801)
       Proceeds from sales of assets                117               158
       Proceeds from sales of
        discontinued operations                      47               120
       Return of capital from affiliate
        company                                      --                48
             Net cash used in
              investing activities                 (709)             (475)
    Cash Flows from Financing Activities
       Long-term borrowings                           1               135
       Reduction of long-term debt and
        capital lease obligations                  (291)             (241)
       Minority interests                            (3)               (1)
       Repurchases of common stock                   --               (20)
       Proceeds from issuance of common
        stock                                       120                94
       Dividends paid on common stock              (107)             (105)
       Loans to key employees                        --                24
       Other                                         --                (2)
             Net cash used in financing
              activities                           (280)             (116)
    Total increase in cash and cash
     equivalents                                    643               535
    Less: cash and cash equivalents of
     assets held for sale                            28                --
    Cash and cash equivalents at
     beginning of year                            1,160               404
    Cash and cash equivalents at end of
     period                                      $1,775              $939

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                                       9

    NET EARNINGS AND ADJUSTED AFTER-TAX EARNINGS
    BY BUSINESS SEGMENT (UNAUDITED)

                                 2nd Q 2005                1st Q 2005
                                        Adjusted                  Adjusted
                                Net     After-Tax        Net      After-Tax
    Millions of dollars      Earnings   Earnings (a)   Earnings   Earnings (a)

    Exploration and
     Production
      North America
        U.S.                   $146       $146           $154        $154
        Canada                   --         --              1           1
          Total North America   146        146            155         155
       International
         Asia                   294        294            251         229
         Other                   53         53             48          48
           Total International  347        347            299         277
    Total Exploration and
     Production                 493        493            454         432
    Midstream and Marketing      20         20             35          35
    Geothermal                   17         17             17          17
    Corporate and Other
      Administrative and
       General                 (28)        (28)           (29)        (29)
      Interest Expense - Net   (21)        (21)           (15)        (15)
      Environmental and
      Litigation               (27)         (3)           (12)         (2)
      Other                    (14)        (13)           (18)        (17)
    After-tax earnings from
     continuing operations     440         465            432         421
    After-tax earnings from
     discontinued operations    35          23             22          20
    After-tax earnings        $475        $488           $454        $441

    (a) For a reconciliation to net earnings, see the Adjusted After-Tax Earnings Reconciliation table.


    NET EARNINGS AND ADJUSTED AFTER-TAX EARNINGS
    BY BUSINESS SEGMENT (UNAUDITED)

                                 2nd Q 2005                2nd Q 2004
                                        Adjusted                  Adjusted
                                Net     After-Tax        Net      After-Tax
    Millions of dollars      Earnings   Earnings (a)   Earnings   Earnings (a)

    Exploration and
     Production
      North America
        U.S.                   $146       $146           $108         $86
        Canada                   --         --             --          --
          Total North America   146        146            108          86
      International
        Asia                    294        294            137         137
        Other                    53         53             29          29
          Total International   347        347            166         166
    Total Exploration and
     Production                 493        493            274         252
    Midstream and Marketing      20         20             18          18
    Geothermal                   17         17             57          11
    Corporate and Other
      Administrative and
       General                 (28)        (28)           (21)        (21)
      Interest Expense - Net   (21)        (21)           (33)        (33)
      Environmental and
      Litigation               (27)         (3)           (11)         (3)
      Other                    (14)        (13)           (17)        (11)
    After-tax earnings from
     continuing operations     440         465            267         213
    After-tax earnings from
     discontinued operations    35          23             74          18
    After-tax earnings        $475        $488           $341        $231

    (a) For a reconciliation to net earnings, see the Adjusted After-Tax Earnings Reconciliation table.

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                                       10

    NET EARNINGS AND ADJUSTED AFTER-TAX EARNINGS
    BY BUSINESS SEGMENT (UNAUDITED)

                                     For the Six Months Ended June 30,
                               2005       2005          2004        2004
                                        Adjusted                  Adjusted
                                Net     After-Tax        Net      After-Tax
    Millions of dollars      Earnings   Earnings (a)   Earnings   Earnings (a)

    Exploration and
     Production
      North America
        U.S.                   $300       $300           $221        $178
        Canada                    1          1             --          --
          Total North America   301        301            221         178
      International
        Asia                    545        523            295         295
        Other                   101        101             46          46
          Total International   646        624            341         341
    Total Exploration and
     Production                 947        925            562         519
    Midstream and Marketing      55         55             41          41
    Geothermal                   34         34             94          27
    Corporate and Other
      Administrative and
       General                  (57)       (57)           (48)        (48)
      Interest Expense - Net    (36)       (36)           (65)        (65)
      Environmental and
      Litigation                (39)        (5)           (27)         (8)
      Other                     (32)       (30)           (35)        (28)
    After-tax earnings from
     continuing operations      872        886            522         438
    After-tax earnings from
     discontinued operations     57         43             88          32
    After-tax earnings         $929       $929           $610        $470

    (a) For a reconciliation to net earnings, see the Adjusted After-Tax Earnings Reconciliation table.


                                             For the           For the
    Operating Highlights                   Three Months       Six Months
                                           Ended June 30,    Ended June 30,
                                           2005     2004     2005     2004
    North America Net Daily Production
      Liquids (thousand barrels)
         U.S.                                61       55       59       55
         Canada                              14       15       15       16
              Total liquids                  75       70       74       71
      Natural gas - dry basis
       (million cubic feet)
         U.S.                               442      511      448      512
         Canada                              83       83       83       83
              Total natural gas             525      594      531      595
    North America Average Prices
     (excluding hedging activities) (a)
      Liquids (per barrel)
         U. S.                           $48.72   $35.91   $46.60   $33.66
         Canada                          $37.67   $29.89   $38.00   $29.17
              Average                    $46.56   $34.58   $44.85   $32.66
      Natural gas (per mcf)
         U. S.                            $5.91    $4.80    $5.68    $5.20
         Canada                           $6.35    $5.40    $6.02    $5.37
              Average                     $5.98    $4.88    $5.74    $5.23
    North America Average Prices
     (including hedging activities) (a)
      Liquids (per barrel)
         U. S.                           $48.04   $30.52   $46.39   $29.64
         Canada                          $37.67   $29.89   $38.00   $29.17
              Average                    $46.02   $30.38   $44.68   $29.54
      Natural gas (per mcf)
         U. S.                            $5.89    $4.53    $6.02    $5.34
         Canada                           $6.35    $5.08    $6.02    $5.06
              Average                     $5.97    $4.61    $6.02    $5.30

    (a) Excludes gains/losses on derivative positions not accounted for as hedges and ineffective portions of hedges.

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                                       11

    Operating Highlights (continued)          For the           For the
                                           Three Months       Six Months
                                           Ended June 30,    Ended June 30,
                                           2005     2004     2005     2004
    International Net Daily Production (a)
      Liquids  (thousand barrels)
         Asia                                74       61       75       64
         Other (b)                           28       20       24       20
              Total liquids                 102       81       99       84
      Natural gas - dry basis
       (million cubic feet)
         Asia                             1,156      891    1,083      885
         Other (b)                           10       31       10       28
              Total natural gas           1,166      922    1,093      913
    International Average Prices (c)
      Liquids (per barrel)
         Asia                            $49.77   $34.02   $47.63   $32.66
         Other                           $48.31   $36.01   $47.74   $34.30
              Average                    $49.43   $34.52   $47.66   $33.02
      Natural gas (per mcf)
         Asia                             $3.38    $3.02    $3.39    $2.99
         Other                            $5.45    $4.01    $5.35    $4.17
              Average                     $3.40    $3.03    $3.41    $3.01
    Worldwide Net Daily Production (b)
      Liquids  (thousand barrels)           177      151      173      155
      Natural gas - dry basis
       (million cubic feet)               1,691    1,516    1,624    1,508
      Barrels oil equivalent (thousands)    459      404      444      406
    Worldwide Average Prices (excluding
     hedging activities) (d)
      Liquids (per barrel)               $48.18   $34.55   $46.43   $32.86
      Natural gas (per mcf)               $4.20    $3.76    $4.17    $3.89
    Worldwide Average Prices (including
     hedging activities) (d)
      Liquids (per barrel)               $47.94   $32.61   $46.35   $31.41
      Natural gas (per mcf)               $4.20    $3.65    $4.26    $3.92

    (a)  International production is
         presented utilizing the
         economic interest method.
    (b)  Includes proportional interests
         in production of equity investees
         of:
                                Liquids      --        1       --        1
                            Natural gas      --       20       --       17
                 Barrels oil equivalent      --        5       --        4
    (c)  International did not have any
         hedging activities.
    (d)  Excludes gains/losses on
         derivative positions not
         accounted for as hedges
         and ineffective portions
         of hedges.

    ADJUSTED AFTER-TAX EARNINGS RECONCILIATION (UNAUDITED)

    Millions of dollars except                  2nd Q       1st Q       2nd Q
     per share amounts                           2005        2005        2004

    Net earnings                                $475        $454        $341
    Less: Special items from continuing
     operations
       E&P - North America - U.S.
            Asset sales                           --          --          22
       E&P - International - Asia
            Asset sales                           --          22          --
       Geothermal
            PGI settlement                        --          --          46
       Corporate and Other
            Environmental and litigation
             provisions                          (25)        (11)        (13)
            Net tax adjustments for
             settlements / assessments            --          --          27
            Restructuring provisions              --          --           1
            Provision related to Agrium
             arbitration settlement               --          --         (29)
    Less: Special items from discontinued
     operations
            Gain on asset disposals               12           2          56
         Adjusted after-tax earnings            $488        $441        $231
         Adjusted after-tax earnings per
          share (diluted)                      $1.77       $1.62       $0.86


    ADJUSTED AFTER-TAX EARNINGS RECONCILIATION (UNAUDITED)

                                                       For the Six Months
    Millions of dollars except                            Ended June 30,
     per share amounts                                2005              2004

    Net earnings                                      $929              $610
    Less: Special items from continuing
     operations
       E&P - North America - U.S.
            Asset sales                                 --                28
            Litigation provisions /
             settlements                                --                15
       E&P - International - Asia
            Asset sales                                 22                --
       Geothermal
            Asset sales                                 --                21
            PGI settlement                              --                46
       Corporate and Other
            Environmental and litigation
             provisions                                (36)              (25)
            Net tax adjustments for
             settlements / assessments                  --                27
            Restructuring provisions                    --                 1
            Provision related to Agrium
             arbitration settlement                     --               (29)
    Less: Special items from discontinued
     operations
            Gain on asset disposals                     14                56
         Adjusted after-tax earnings                  $929              $470
         Adjusted after-tax earnings per
          share (diluted)                            $3.39             $1.75

    EBITDAX RECONCILIATION (UNAUDITED)

    Millions of dollars except                    2Q           Six Months
     per share amounts                       2005    2004     2005     2004

    Net Earnings                             $475    $341     $929     $610
    Less:
       Special items from continuing
        operations                            (25)     54      (14)      84
       Special items from discontinued
        operations                             12      56       14       56
    Adjusted after-tax earnings               488     231      929      470
    Add-backs to adjusted after-tax
     earnings:
          Depreciation, depletion and
           amortization                       291     240      567      472
          Impairments                           1       9        1       14
          Dry hole costs                       12      40       32       65
          Exploration expenses (including
           amortization of
           undeveloped leasehold costs)        41      48       79       98
          Current income taxes                220     126      443      267
          Deferred income taxes                91      22      139       45
          Interest expense (a)                 32      46       65       87
             EBITDAX                       $1,176    $762   $2,255   $1,518
    EBITDAX per share (diluted)             $4.28   $2.74    $8.23    $5.48

    (a)  Net of capitalized interest of:       14      10       29       26

                                      #####